Registration No. 33-


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM S-8

                             REGISTRATION STATEMENT

                                      under

                           THE SECURITIES ACT OF 1933




                            4KIDS ENTERTAINMENT, INC.
                         (f/k/a LEISURE CONCEPTS, INC.)
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

                   New York                                  13-2691380
              ---------------------------------------------------------
              (State or other jurisdiction             (I.R.S. Employer
                of incorporation)                       Identification
                                                        Number)

           1414 Avenue of the Americas, New York, New York      10019
           ----------------------------------------------------------
           (Address of Principal Executive Offices)        (Zip Code)


                             1995 Stock Option Plan
                            -------------------------
                            (Full Title of the Plans)


                            Arnold N. Bressler, Esq.
                    Milberg Weiss Bershad Hynes & Lerach LLP
                             One Pennsylvania Plaza
                          New York, New York 10119/0165
                    ----------------------------------------
                     (Name and address of agent for service)

                                 (212) 594-5300
                     ----------------------------------------
                     (Telephone number, including area code,
                              of agent for service)

        Approximate date of commencement of proposed sale to the public:
          As Soon As Practicable After Registration Statement Becomes
                                   Effective.

                                Page 1 of 7 Pages

                          Exhibit Index Begins on Page __



                  (Facing Page Continued on the Following Page)


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                                             (Continuation of Facing Page)


                         CALCULATION OF REGISTRATION FEE

                                  Proposed     Proposed
Title of                           Maximum      Maximum
Securities           Amount       Offering     Aggregate      Amount of
  to be              to be        Price Per    Offering      Registration
Registered         Registered     Share (1)     Price (1)        Fee
- -------------------------------------------------------------------------------


Common Shares,       125,000      $2.6875 (2)  $335,938.00      $116.00
par value $.01       shares
per share


- --------------
 (1)   Estimated solely for the purpose of calculating the registration fee.

 (2) Based upon the average of the high and low prices of the Common Shares on the National Association of Securities Dealers Automated Quotation Systems, Inc. on April 2, 1996 of $2.6875 per share.

       Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers such additional indeterminate number of shares as may become issuable pursuant to anti-dilution and adjustment provisions of any options to purchase shares registered hereby.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.           Incorporation of Documents by Reference.

                  The following documents filed with the Commission (File No. 0-7843) pursuant to the Securities Exchange Act of 1934 are incorporated by reference into this Registration Statement.

          (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

                   All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all the securities offered have been sold or which deregisters all the securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

Item 4.           Description of Securities.

                  Not Applicable.


Item 5.           Interest of Named Experts and Counsel.

                  Not applicable.


Item 6.           Indemnification of Officers and Directors.

                  Sections 721 through 726 inclusive of the Business Corporation Law of New York permits indemnification of directors, officers and employees of a corporation under certain conditions and subject to certain limitations. The Company's By-laws requires the Company to indemnify its officers, directors and employees to the fullest extent permitted by law, including full or partial indemnification for any judgment, settlement or related expense. Directors and officers remain liable for acts and omissions not in good faith or which involve intentional misconduct and transactions from which such officer or director derives improper personal benefit. In March 1996, the Company purchased an aggregate of $5,000,000 of insurance from National Union Fire Insurance Company of

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



Pittsburgh for indemnification of all of its directors and officers at a cost of $57,915.00.

Item 7.           Exemption from Registration Claimed.

                  Not Applicable.


Item 8.           Exhibits.

Exhibit
Number                          Description
- -------                         -----------

10 1995 Stock Option Plan -- incorporated by reference to the Registrant's 1995 Proxy
                  Statement (File No. 0-7843).

23                Consent of Deloitte & Touche.


Item 9.           Undertakings.

(1)   The undersigned Registrant hereby undertakes:

        (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
     (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and
     (a)(i)(ii) do not apply to information required to be included in a post-effective amendment by those paragraphs which are contained in periodic reports filed by the undersigned Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

        (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

        (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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




(2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



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



                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this day of April, 1996.

                                                    4KIDS ENTERTAINMENT, INC.



                                                       /S/
                                                    By ------------------------
                                                              Alfred R. Kahn
                                                           Chairman of the Board

            Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



Date:              April  4, 1996                   /S/
                                                   ----------------------------
                                                             Alfred R. Kahn,
                                                         Chairman of the Board,
                                                        Chief Executive Officer
                                                             and Director



Date:              April  4, 1996                 /S/
                                                 -------------------------------
                                                        Randy O. Rissman,
                                                            Director



Date:              April  4, 1996                 /S/
                                                 -------------------------------
                                                             Gerald Rissman,
                                                                Director



Date:              April  4, 1996             /S/
                                             ---------------------------------
                                                     Joseph P. Garrity,
                                            Executive Vice President, Treasurer,
                                              Principal Financial Officer and
                                                Principal Accounting Officer

I:\CORP\LEICON\87005DEC.S85

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